016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

PAR VALUE $0.001

COMMON STOCK

Certificate Number

ZQ 000000

Shares

600620****
600620**
****600620****
*****600620***
******600620**

INTELLIGENT BUYING INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

25,000,000 AUTHORIZED SHARES $0.001 PAR VALUE

CUSIP 45822D 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT MR SAMPLE & MRS SAMPLE & MR SAMPLE & MRS SAMPLE

is the owner of ***SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY***

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Intelligent Buying Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

President

Secretary

INTELLIGENT BUYING INC. SEAL 2004 CALIFORNIA

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, INC.
(DENVER)
TRANSFER AGENT AND REGISTRAR,

By____________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

approved - 9/14/06 -

14969